EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-128691 on Form S-8 of our report dated June 25, 2026 appearing in this Annual Report on Form 11-K of the Franklin Templeton 401(k) Retirement Plan for the year ended December 31, 2025.

/s/ SC&H Attest Services, P.C.

Hunt Valley, Maryland
June 25, 2026